UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In May 2020, the Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Unum Group (the “Company”) undertook a comprehensive review of the Company’s executive compensation program, incentive arrangements, and related policies, to assess their effectiveness in incentivizing implementation of the Company’s strategy. The Committee’s evaluation also took into account, among other things, the Company’s recent financial, operating and stock price performance, including the effects of the Company’s closed block of long-term care policies (the “LTC Business”). As described in further detail in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2020 Annual Meeting of Shareholders (the “2020 Proxy Statement”), the Company’s recent financial and core operating performance has been strong, while its stock price has not performed strongly, including relative to peer companies that do not hold long-term care policies. The Committee believes the effectiveness of the Company’s pay-for-performance strategy has been and may continue to be dampened by the Company’s legacy LTC Business, notwithstanding its effective management by the current executive team, due to general market perceptions regarding the prospects for long-term care insurance lines.
Following completion of its strategic review, the Committee on August 24, 2020, approved several changes to the Company’s executive compensation program. First, in order to enhance long-term incentive alignment with key priorities, promote retention, and reduce share dilution, the Committee approved a Success Incentive Plan for key executives, consisting of a special grant of new long-term incentive awards. Second, to better align with current market practice and address share price volatility, the Committee revised the Company’s Stock Ownership and Retention Policy to simplify and modernize its operation. Lastly, the Committee approved changes to the Company’s annual long-term incentive program, beginning in 2021, to strengthen alignment with core operating performance. The Committee determined that these changes, as described further below, recognize and reinforce the executives’ existing share ownership levels and maintain alignment with long-term performance objectives, while reinforcing the Company’s executive compensation philosophy. As described in the 2020 Proxy Statement, that philosophy is focused on four key objectives: rewarding performance that helps the Company achieve its corporate objectives, increasing shareholder returns, attracting and retaining talented individuals, and promoting a culture of ownership and accountability within the Company. With these modifications, the Company’s executive compensation program supports the Company's efforts to ensure proper alignment with evolving needs of the market as well as changes in the Company’s business.
Approval of Success Incentive Plan
Under the Success Incentive Plan, 10 executives, including the Company’s named executive officers (“NEOs”), received special awards (the “SIP Awards”) consisting of cash success units (“CSUs”), which are denominated and settled in cash, and stock success units (“SSUs”), which are denominated and settled in shares. The SIP Awards, with one-, three- and five-year performance periods that begin January 1, 2021 and an overall six-year term, are designed to incent the executives to continue employment with the Company and achieve critical business outcomes over the long term. Denominating CSUs in cash strengthens the alignment of the awards with core operating performance. The CSUs were granted with a target value equal to 70% of each executive’s 2020 annual long-term incentive target.
The number of shares subject to SSUs granted to each executive equals the number of Company shares currently held by the executive that he or she has committed to hold during the SIP Award vesting period, subject to a cap equal to 50% of the executive’s 2020 annual long-term incentive target. An executive’s sale of any committed shares prior to the vesting of SSUs will result in the immediate proportional forfeiture of any unvested SSUs. The Committee believes the SSU matching share commitment element of the SIP Awards reinforces the objectives of creating long-term, sustainable shareholder value and appropriately aligns executives’ and shareholders’ interests.
The SIP Awards will vest in full on the sixth anniversary of the grant date, subject to the executive’s continued employment, unless vesting is accelerated based on the Company’s achievement of three performance hurdles: (1) maintaining average NAIC risk-based capital ratios of at least 325% (each measured at calendar quarter-ends over the applicable performance period); (2) maintaining average levels of holding company cash in excess of 1.0 times average fixed costs (each measured at calendar quarter-ends over the applicable performance period); and (3) achieving annual (or compounded annual) growth rates of 3% or more in adjusted book value (which excludes accumulated other comprehensive income or loss). These performance objectives support plans for the Company’s continued long-term financial positioning as an “A” rated company and will provide appropriate focus on maintaining its previously disclosed targets for key capital metrics. This structure balances the unprecedented environment with the Company’s long-term goals and key priorities over the next few years. One-third of the SIP Award will be eligible to accelerate and vest on a cumulative basis on the last day of each of the one-, three- and five-year performance periods, in each case conditioned upon achievement of the performance hurdles during the applicable performance period. When determining whether the performance hurdles have been achieved, the Committee will exclude the effect of certain items to ensure that performance is appropriately measured under normalized conditions. Any unvested portion of the SIP Awards will be forfeited upon any termination of employment prior to vesting, except in the case of certain terminations following a change in control.
The following table sets forth the value of the CSUs and total number of SSUs granted to each of the Company’s NEOs:

Name	CSUs	SSUs
Richard P. McKenney	$4,900,000	186,368
Michael Q. Simonds	$1,225,000	46,592
Steven A. Zabel	$840,000	11,328
Lisa G. Iglesias	$519,750	19,768
Timothy G. Arnold	$437,500	16,640

The foregoing description of the CSUs and SSUs is not complete and is qualified in its entirety by reference to the full text of the applicable Forms of Success Incentive Plan Cash Success Unit and Stock Success Unit Agreement, copies of which for recipients in the U.S. and the U.K. are attached hereto as Exhibits 10.1 and 10.2, respectively.
Updates to Stock Ownership and Retention Policy
The Company’s Stock Ownership and Retention Policy (the “Policy”) manifests the Committee’s and Board’s commitment to requiring senior officers to have a significant ownership stake in the Company in order to align the long-term interests of management and shareholders and promote a culture of ownership and accountability. Under the Policy, senior officers (including the executives receiving the SIP Awards) are required to hold a specified multiple of their base salary in Company shares and meet the ownership requirement for their position within five years of commencing service in the position. In addition, covered officers were required to retain a specified percentage of shares acquired upon the exercise and vesting of equity-based awards. As part of its review of the Company’s executive compensation program, the Committee determined that it was appropriate to update the Policy to bring it in line with market practices.
Under the revised Policy, which becomes effective January 1, 2021, a covered officer will be required to hold all shares acquired upon the exercise and vesting of equity-based awards until attaining his or her stock ownership requirement. Any shares held in excess of the officer’s ownership requirement will not be subject to retention requirements. However, the officer will not be permitted to sell shares to the extent it would reduce his or her stock ownership below the required level. The Committee believes that this update to the post-vesting retention component of the Policy will permit covered officers to better manage their equity holdings, while maintaining a significant ownership stake in the Company. However, an executive’s commitment to retain shares in order to vest in SSUs as described above will operate independently of, and not be affected by, the Policy change.
In light of ongoing market volatility and because the applicable ownership requirements are cash denominated, the Committee also determined that it is appropriate to calculate the value of a covered officer’s stock ownership under the Policy using the greater of the spot price or the preceding 12-month average closing price.
Administration of the Company’s Executive Compensation Program
In connection with approving the executive compensation program changes described above, the Committee also reviewed the operation and status of the Company’s annual and long-term incentive compensation plans. As discussed in the 2020 Proxy Statement, when establishing performance measures and weightings for purposes of both the annual and long-term incentive plans, the Committee determined that the effect of certain items not included in the Company’s financial plan may be excluded from the calculation of the Company’s financial performance, including the effects of the COVID-19 pandemic. The Committee recently approved a Resiliency Scorecard that the Committee expects to use when determining whether and how to take into account the effects of the pandemic when assessing performance. In addition, the Committee determined that, commencing in 2021, the Committee will award 50% of executives’ long-term incentives in the form of cash incentive units (“CIUs”), in lieu of performance share units (“PSUs”). CIUs will operate similarly to, and be subject to an equivalent target value as, PSUs that otherwise would have been granted to an executive, but will be denominated and settled in cash, subject to vesting based on the Company’s financial and relative TSR performance over a three-year performance period. The Committee expects to continue to award the remaining 50% of each executive’s long-term incentives in the form of performance-based restricted stock units (“PBRSUs”). The Committee will continue to evaluate the Company’s compensation programs and may make further adjustments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Success Incentive Plan Cash Success Unit and Stock Success Unit Agreement with Employee in U.S.

10.2	Form of Success Incentive Plan Cash Success Unit and Stock Success Unit Agreement with Employee in U.K.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: August 26, 2020	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary